UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report: August 18, 2020
(Date of earliest event reported)

Chegg, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36180	20-3237489
(Commission File Number)	(IRS Employer Identification No.)

3990 Freedom Circle
Santa Clara,	California	95054
(Address of Principal Executive Offices)		(Zip Code)
(408) 855-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CHGG	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth in Item 8.01 of this report under the headings “Indenture” and “Capped Call Transactions” is incorporated by reference into this Item 1.01.
The aggregate net proceeds from the offering of the Notes (as defined below) were approximately $984.2 million, after deducting the Initial Purchasers’ (as defined below) discount and estimated offering expenses payable by Chegg, Inc. (the “Company”). The Company used $103.4 million of the net proceeds to pay the cost of the capped call transactions described below and approximately $174.7 million of the net proceeds to fund the cash consideration (excluding accrued interest) and issued approximately 4.2 million shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for the remainder of the consideration due in respect of the exchange of approximately $172.0 million principal amount of its existing 0.25% convertible senior notes due 2023 through individually negotiated transactions. The Company intends to use the remaining net proceeds from this offering for working capital and other general corporate purposes, which may include acquisitions or other strategic transactions.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The terms and conditions of the Notes (as defined below) and Indenture described in Item 8.01 of this report are incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The information set forth in Item 8.01 of this report under the headings “Purchase Agreement” and “Indenture” is incorporated by reference into this Item 3.02.
Item 8.01. Other Events.
Purchase Agreement
On August 18, 2020, the Company entered into a Purchase Agreement (the “Purchase Agreement”) with Morgan Stanley & Co. LLC, as representative (the “Representative”) of the purchasers named therein (collectively, the “Initial Purchasers”), relating to the Company’s sale of $1.0 billion aggregate principal amount of its 0% Convertible Senior Notes due 2026 (the “Notes”) to the Initial Purchasers in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and for initial resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in the Purchase Agreement. The total aggregate principal amount of the Notes includes $100.0 million principal amount of Notes purchased by the Initial Purchasers pursuant to their exercise in full of their option to purchase additional Notes under the Purchase Agreement. The Purchase Agreement includes customary representations, warranties and covenants by the Company. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities under the Securities Act. The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Indenture
The Notes were issued pursuant to an Indenture, dated as of August 21, 2020 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee. The Notes are senior unsecured obligations of the Company. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on September 1, 2026 unless repurchased, redeemed or converted in accordance with their terms prior to such date. The Company may not redeem the Notes prior to September 5, 2023. On or after September 5, 2023, the Company may redeem for cash all or any portion of the Notes, at its option, if the last reported sale price of Common Stock has been at least 130% of the conversion price in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the Company provides notice of redemption, during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides a redemption notice at the time and in the manner provided in the Indenture.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:
(1)default by the Company in any payment of special interest on the Notes when due and payable, and the default continues for a period of 30 days;
(2)default by the Company in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
(3)failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of three business days;
(4)failure by the Company to give a fundamental change notice or a notice of a specified corporate event at the time and in the manner provided in the Indenture;
(5)failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger or sale of assets of the Company;
(6)failure by the Company for a period of 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of its agreements under the Notes or the Indenture;
(7)default by the Company or any of its subsidiaries as defined under any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $60,000,000 in the aggregate of the Company and/or any such subsidiary, and such default:
(i)results in such indebtedness becoming or being declared due and payable, or
(ii)constitutes a failure to pay when due (at express maturity, upon required repurchase, upon acceleration or otherwise) the principal or interest of any such indebtedness;
(8)certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries occurs.
The Notes are convertible into cash, shares of Common Stock or a combination thereof, at the Company’s election, at an initial conversion rate of 9.2978 shares of Common Stock per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $107.55 per share of Common Stock subject to adjustment. Prior to the close of business on the business day immediately preceding June 1, 2026, such conversion is subject to the satisfaction of certain conditions set forth below.
Holders of the Notes who convert their Notes in connection with a Make-Whole Fundamental Change (as defined in the Indenture) or during a Redemption Period (as defined in the Indenture) are, under certain circumstances, entitled to an increase in the conversion rate. Additionally, in the event of a Fundamental Change (as defined in the Indenture), holders of the Notes may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of Notes, plus any accrued but unpaid special interest.
Holders of the Notes may convert all or a portion of their Notes prior to the close of business on the business day immediately preceding June 1, 2026, in multiples of $1,000 principal amount, only under the following circumstances:
•during any calendar quarter commencing after the calendar quarter ending on December 31, 2020 (and only during such calendar quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price of the Notes on each applicable trading day;

•during the five business day period after any ten consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each trading day of that ten day consecutive trading day period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate of the Notes on such trading day;
•if the Company calls any or all of the notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or
•upon the occurrence of specified corporate events.
On or after June 1, 2026, to the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes at the applicable conversion rate at any time, in multiples of $1,000 principal amount, at the option of the holder.
A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Notes contained in this Form 8-K is qualified in its entirety by reference to the Indenture.
Capped Call Transactions
On August 18, 2020, in connection with the pricing of the Notes, and on August 19, 2020, in connection with the full exercise by the Initial Purchasers of their option to purchase additional Notes pursuant to the Purchase Agreement, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain of the initial purchasers of the notes or their respective affiliates and other financial institutions (the “Capped Call Counterparties”). The Capped Call Transactions initially cover, subject to customary anti-dilution adjustments, the number of shares of Common Stock that initially underlie the Notes, including the Notes purchased pursuant to the option to purchase additional Notes. The Capped Call Transactions are expected generally to reduce or offset potential dilution to holders of Common Stock upon conversion of the Notes and/or offset the potential cash payments that the Company could be required to make in excess of the principal amount of any converted Notes upon conversion thereof, with such reduction and/or offset subject to a cap based on the cap price.
In connection with establishing their initial hedge of the Capped Call Transactions, the Capped Call Counterparties have advised the Company that they and/or their respective affiliates expect to enter into various derivative transactions with respect to Common Stock and/or purchase Common Stock concurrently with, or shortly after, the pricing of the Notes. This activity could contribute to the expected increase in the market price of Common Stock or the Notes concurrently with, or shortly after, the pricing of the Notes.
In addition, the Capped Call Counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Common Stock and/or purchasing or selling Common Stock in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of notes or following a repurchase of notes by Chegg on any Fundamental Change repurchase date or otherwise). This activity could also cause or avoid an increase or a decrease in the market price of Common Stock or the Notes, which could affect noteholders’ ability to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such Notes.
The Capped Call Transactions are separate transactions entered into by the Company with the Capped Call Counterparties, are not part of the terms of the Notes, and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.
The forms of the base capped call transaction confirmation (the “Base Capped Call Confirmations”) and the additional capped call transaction confirmation (the “Additional Capped Call Confirmations”) are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference. The description of the Base Capped Call Confirmations and the Additional Capped Call Confirmation contained in this Form 8-K are qualified in their entirety by reference to Exhibit 99.1 and Exhibit 99.2, respectively.
Exchange Transactions
On August 18, 2020, Chegg entered into exchange agreements (the “Exchange Agreements”) with certain holders of its outstanding 0.25% Convertible Senior Notes due 2023 (the “2023 Notes”) pursuant to which Chegg exchanged approximately $172.0 million principal amount of the 2023 Notes for aggregate consideration of approximately $174.7 million in cash and approximately 4.2 million shares of Common Stock (the “Exchange Shares” and such transactions, the "Exchange Transactions"). The Exchange Shares are being offered in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act. The Exchange Shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Exchange Transactions are not part of the $500.0 million securities repurchase program previously announced by Chegg in June 2020.
In connection with the Exchange Transactions, Chegg terminated a corresponding portion of the existing capped call transactions that it entered into in connection with the issuance of the 2023 Notes. Chegg entered into partial unwind agreements (the “Unwind Agreements”), each dated as of August 18, 2020, with each of Bank of America, N.A., JPMorgan Chase Bank, National Association and Morgan Stanley & Co. LLC (collectively, the "Unwind Parties"). In connection with the Unwind Agreements, Chegg will receive approximately $57.4 million in the aggregate from the Unwind Parties.
The form of Exchange Agreement and the form of Unwind Agreement are attached hereto as Exhibits 99.3 and 99.4, respectively, and are incorporated by reference. The descriptions of the Exchange Agreements and the Unwind Agreements contained in this Form 8-K are qualified in their entirety by reference to Exhibit 99.3 and Exhibit 99.4, respectively.
On August 21, 2020, Chegg issued a press release announcing the closing of its offering of the Notes. A copy of the press release is attached as Exhibit 99.5 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
4.1	Indenture dated August 21, 2020 between Chegg, Inc. and Wells Fargo Bank, National Association.
99.1	Form of Base Capped Call Transaction Confirmation.
99.2	Form of Additional Capped Call Transaction Confirmation.
99.3	Form of Exchange Agreement.
99.4	Form of Unwind Agreement.
99.5	Press release issued by Chegg, Inc., dated August 21, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHEGG, INC.

By:	/s/ Andrew Brown
Andrew Brown
Chief Financial Officer
Date: August 21, 2020